As filed with the Securities and
Exchange Commission on April 24, 2000              Registration No. 333-_____



================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------
                               OPUS360 CORPORATION
               (Exact name of registrant as specified in charter)

            DELAWARE                              7389                                 13-4023714
(State or other jurisdiction of       (Primary Standard Industrial                  (I.R.S. Employer
 incorporation or organization)        Classification Code Number)               Identification Number)

                               -------------------

                         39 WEST 13TH STREET, 3RD FLOOR
                            NEW YORK, NEW YORK 10011
                                 (212) 687-6787

         Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               OPUS360 CORPORATION
                             2000 STOCK OPTION PLAN

                               OPUS360 CORPORATION
                        2000 EMPLOYEE STOCK PURCHASE PLAN

                               OPUS360 CORPORATION
                 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                               OPUS360 CORPORATION
                             1998 STOCK OPTION PLAN

                                PEOPLEMOVER, INC.
                            1999 STOCK INCENTIVE PLAN

AMENDED AND RESTATED NON-STATUTORY OPTION AGREEMENT DATED AS OF FEBRUARY 2, 2000
                BETWEEN OPUS360 CORPORATION AND RICHARD S. MILLER

            NON-STATUTORY OPTION AGREEMENT DATED AS OF MARCH 23, 2000
               BETWEEN OPUS360 CORPORATION AND DR. RAM CHILLAREGE

                            (Full title of the plans)
                               -------------------

                                 ARI B. HOROWITZ
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               OPUS360 CORPORATION
                         39 WEST 13TH STREET, 3RD FLOOR
                            NEW YORK, NEW YORK 10011
                                 (212) 687-6787

      (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                               -------------------

                                 WITH COPIES TO:

                              JOHN J. SUYDAM, ESQ.
                        O'SULLIVAN GRAEV & KARABELL, LLP
                              30 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10112
                                 (212) 408-2400
                               -------------------

                         CALCULATION OF REGISTRATION FEE
=========================================== ====================== ===================== ===================== ==================

                                                                         PROPOSED              PROPOSED
                                                   AMOUNT                MAXIMUM               MAXIMUM            AMOUNT OF
             TITLE OF EACH CLASS OF                 TO BE             OFFERING PRICE          AGGREGATE          REGISTRATION
           SECURITIES TO BE REGISTERED           REGISTERED*          PER SHARE (1)         OFFERING PRICE           FEE
------------------------------------------- ---------------------- --------------------- --------------------- ------------------


=========================================== ====================== ===================== ===================== ==================
   Common Stock; $.001 par value              8,261,649 shares          $9.58/5.66         $57,101,867 (2)        $15,074.89
=========================================== ====================== ===================== ===================== ==================
   Common Stock; $.001 par value              2,250,000 shares            $5.66            $12,726,563 (3)        $ 3,359.81
=========================================== ====================== ===================== ===================== ==================
   Common Stock; $.001 par value              1,125,000 shares            $5.66            $ 6,363,281 (4)        $ 1,679.91
=========================================== ====================== ===================== ===================== ==================
   Common Stock; $.001 par value              5,388,351 shares            $2.13            $11,477,188 (5)        $ 3,029.98
=========================================== ====================== ===================== ===================== ==================
   Common Stock; $.001 par value              1,023,759 shares            $4.88            $ 4,999,397 (6)        $ 1,319.84
=========================================== ====================== ===================== ===================== ==================
   Common Stock; $.001 par value              1,174,582 shares          $2.66/8.00         $ 6,196,656 (7)        $ 1,635.92
=========================================== ====================== ===================== ===================== ==================
   Common Stock; $.001 par value               470,000 shares          $5.00/10.00         $ 3,450,000 (8)        $   910.80
=========================================== ====================== ===================== ===================== ==================
TOTAL REGISTRATION FEE:                                                                                           $27,011.15
=================================================================================================================================

(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) These shares are offered under the Opus360 Corporation 2000 Stock Option Plan. Pursuant to Rule 457 (c) and 457 (h)(1) the maximum aggregate offering price is calculated as the sum of (a) the product of 2,643,368 options outstanding and the weighted average strike price of approximately $9.58 per share, for an aggregate offering price of $25,323,465, and (b) the product of the remaining 5,618,281 shares under the plan and the average of the high and low prices for the Common Stock as quoted on the Nasdaq National Market on April 17, 2000, or $31,778,402, representing a maximum aggregate offering price of $57,101,867.

(3) These shares are offered under the Opus360 Corporation 2000 Employee Stock Purchase Plan. Pursuant to Rule 457(c) and 457 (h)(1) the maximum aggregate offering price for the 2,250,000 shares issuable under the plan is calculated based upon the average of the bid and asked price as of April 17, 2000.

(4) These shares are offered under the Opus360 Corporation 2000 Non-Employee Directors' Stock Option Plan. Pursuant to Rule 457(c) and 457(h)(1) the filing fee for the 1,125,000 shares issuable on the exercise of outstanding options under the plan is calculated based upon the the average of the high and low prices for the Common Stock as quoted on the Nasdaq National Market on April 17, 2000.

(5) These shares are offered under our 1998 Stock Option Plan. Pursuant to Rule 457(h)(1) the maximum aggregate offering price for these shares is calculated based upon the the product of the 5,388,351 shares issuable and unexercised under existing grants as of the date hereof and the weighted average strike price thereof, which is $2.13, or $11,477,188.

(6) These shares are offered under the PeopleMover, Inc.1999 Stock Incentive Plan. Pursuant to Rule 457(h)(1) the maximum aggregate offering price is based upon the 1,023,759 shares issuable on the exercise of outstanding options multiplied by the weighted average strike price of $4.88 per share.

(7) These shares are offered under the Amended and Restated Non-Statutory Option Agreement dated as of February 2, 2000 between Opus360 Corporation and Richard S. Miller. Pursuant to the agreement, and subject to the vesting provisions thereof, Mr. Miller has the right to purchase (i) up to 600,000 shares at a price of $2.67 per share and
         (ii) up to 574,582 shares at a price of $8.00 per share.

(8) These shares are offered under the Non-Statutory Option Agreement dated as of March 23, 2000 between Opus360 Corporation and Dr. Ram Chillarege. Pursuant to the agreement, and subject to the vesting provisions thereof, Dr. Chillarege has the right to purchase up to (i) 100,000 shares at an exercise price of $5.00; (ii) 150,000 shares at an exercise price of $5.00; and (iii) 220,000 shares at an exercise price of $10.00.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(A) PROSPECTUS

ITEM  1.  PLAN INFORMATION. *
ITEM  2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION. *

         * The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         (a) The following documents, which have been filed by Opus360 Corporation, a Delaware corporation (the Registrant"), with the Commission, are incorporated herein by reference:

                           (i) The Registrant's definitive Prospectus dated
                  April 7, 2000.

                           (ii) The description of the Common Stock contained
                  in the Registrant's Registration Statement on Form 8-A (Amended), filed with the Commission pursuant to the Exchange Act on April 3, 2000.

         (b) In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

ITEM  4.  DESCRIPTION OF SECURITIES

          Not applicable.

ITEM  5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The O'Sullivan Graev & Karabell, LLP Profit Sharing Plan owns 60,000 shares of common stock of the Registrant.

ITEM  6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors, officers and certain other persons in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

         Article VIII of the Registrant's Amended and Restated Certificate of Incorporation and its By-Laws provide that, to the fullest extent permitted by the laws of the State of Delaware, no director will be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, is entitled to be indemnified and held harmless by the Registrant to the fullest extent permitted by Delaware Law; PROVIDED, HOWEVER, that except for proceedings to enforce rights to indemnification, the Registrant is not obligated to indemnify any such person (or the heirs, executors or administrators of such person) in connection with any action, suit or proceeding (or part thereof) initiated by such person unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred in the Registrant's Amended and Restated Certificate of Incorporation also includes the right to be paid by the Registrant the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law.

          In addition, the Registrant maintains liability insurance for its officers and directors.

ITEM  7.  EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM  8.  EXHIBITS

          EXHIBIT                               DESCRIPTION
            NO.

     3.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-93185)).

     3.2 Amended By-Laws of the Registrant (incorporated by referenced to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (Registration No.
                 333-93185)).

     4.1 Opus360 Corporation 2000 Stock Option Plan (incorporated by referenced to Exhibit 10.24 to the Registrant's Registration Statement on Form S-1 (Registration No.
                 333-93185)).

     4.2 Opus360 Corporation 2000 Employee Stock Purchase Plan (incorporated by referenced to Exhibit 10.26 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-93185)).

     4.3 Opus360 Corporation 2000 Non-Employee Directors' Stock Option Plan (incorporated by referenced to Exhibit 10.25 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-93185)).

     4.4 Opus360 Corporation 1998 Stock Option Plan (incorporated by referenced to Exhibit 10.8 to the Registrant's Registration Statement on Form S-1 (Registration No.
                 333-93185)).

     4.5 PeopleMover, Inc. 1999 Stock Incentive Plan (incorporated by referenced to Exhibit 10.28 to the

                  Registrant's Registration Statement on Form S-1
                  (Registration No. 333-93185)).

     4.6 Amended and Restated Non-Statutory Option Agreement dated as of February 2, 2000 between Opus360 Corporation and Richard S. Miller (incorporated by referenced to Exhibit 10.33 to the Registrant's Registration Statement on Form
                 S-1 (Registration No. 333-93185)).

     4.7 Non-Statutory Option Agreement dated as of March 23, 2000 between Opus360 Corporation and Dr. Ram Chillarege (incorporated by referenced to Exhibit 10.32 to the Registrant's Registration Statement on Form S-1
                 (Registration No. 333-93185))

     5.1 Opinion of O'Sullivan Graev & Karabell, LLP (including the consent of such firm) regarding the legality of securities being offered.

    23.1 Consent of O'Sullivan Graev & Karabell, LLP (included in their opinion filed as Exhibit 5 hereto).

    23.2 Consent of KPMG LLP, independent auditors with respect to Opus360 Corporation

    23.3 Consent of KPMG, independent auditors with respect to The Churchill Benefit Corporation.

    23.4         Consent of PricewaterhouseCoopers independent auditors.

    24.1         Powers of Attorney (included on signature page).

ITEM  9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 17th day of April, 2000.

                                    OPUS360 CORPORATION



                                    By: /s/ ARI B. HOROWITZ
                                        ------------------------------
                                        Ari B. Horowitz
                                        Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned directors and/or officers of Opus360 Corporation (the "Registrant"), hereby severally constitute and appoint Ari B. Horowitz and Richard McCann, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to each of them to sign for us, in our names and in the capacities indicated below, this Registration Statement on Form S-8, and any and all amendments to this Registration Statement on Form S-8, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This power of attorney may be executed in counterparts.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                     TITLE                        DATE
                             Chairman of the Board and    April 17, 2000
                             Chief Executive Officer
                             (Principal Executive
/s/ Ari B. Horowitz          Officer)
-----------------------
Ari B. Horowitz
                             President, Chief             April 17, 2000
                             Operating Officer and
/s/ Richard S. Miller        Director
-----------------------
Richard S. Miller
                             Senior Vice President,       April 17, 2000
                             Chief Financial Officer,
                             and Secretary (Principal
                             Financial Officer and
                             Principal Accounting
/s/ Richard McCann           Officer)
-----------------------
Richard McCann


/s/ James Cannavino          Director                     April 18, 2000
-----------------------
James Cannavino

/s/ Irwin Lieber             Director                     April 17, 2000
-----------------------
Irwin Lieber


/s/ Roger J. Weiss           Director                     April 18, 2000
-----------------------
Roger J. Weiss


/s/ Barry Rubenstein         Director                     April 18, 2000
-----------------------
Barry Rubenstein


/s/ William R. Nuti          Director                     April 17, 2000
-----------------------
William R. Nuti


/s/ John K. Halve            Director                     April 17, 2000
-----------------------
John K. Halvey


/s/ John L. Drew             Director                     April 18, 2000
-----------------------
John L. Drew

ITEM  10. EXHIBITS

 EXHIBIT NO.                            DESCRIPTION

     3.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-93185)).

     3.2 Amended By-Laws of the Registrant (incorporated by referenced to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (Registration No.
                 333-93185)).

     4.1 Opus360 Corporation 2000 Stock Option Plan (incorporated by referenced to Exhibit 10.24 to the Registrant's Registration Statement on Form S-1 (Registration No.
                 333-93185)).

     4.2 Opus360 Corporation 2000 Employee Stock Purchase Plan (incorporated by referenced to Exhibit 10.26 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-93185)).

     4.3 Opus360 Corporation 2000 Non-Employee Directors' Stock Option Plan (incorporated by referenced to Exhibit 10.25 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-93185)).

     4.4 Opus360 Corporation 1998 Stock Option Plan (incorporated by referenced to Exhibit 10.8 to the Registrant's Registration Statement on Form S-1 (Registration No.
                 333-93185)).

     4.5 PeopleMover, Inc. 1999 Stock Incentive Plan (incorporated by referenced to Exhibit 10.28 to the Registrant's Registration Statement on Form S-1 (Registration No.
                 333-93185)).

     4.6 Amended and Restated Non-Statutory Option Agreement dated as of February 2, 2000 between Opus360 Corporation and Richard S. Miller (incorporated by referenced to Exhibit 10.33 to the Registrant's Registration Statement on Form
                 S-1 (Registration No. 333-93185)).

     4.7 Non-Statutory Option Agreement dated as of March 23, 2000 between Opus360 Corporation and Dr. Ram Chillarege (incorporated by referenced to Exhibit 10.32 to the Registrant's Registration Statement on Form S-1
                 (Registration No. 333-93185))

     5.1 Opinion of O'Sullivan Graev & Karabell, LLP (including the consent of such firm) regarding the legality of securities being offered.

    23.1 Consent of O'Sullivan Graev & Karabell, LLP (included in their opinion filed as Exhibit 5 hereto).

    23.2 Consent of KPMG LLP, independent auditors with respect to Opus360 Corporation.

    23.3 Consent of KPMG LLP independent auditors with respect to The Churchill Benefit Corporation.

    23.4         Consent of PricewaterhouseCoopers, independent auditors.

    24.1         Powers of Attorney (included on signature page).